UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 16, 2007 Date of Report (Date of earliest event reported)

Compass Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31272	63-0593897
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

15 South 20th Street, Birmingham, Alabama		35233
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (205) 297-3000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2007, Compass Bancshares, Inc. (“Compass”) and Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”) entered into a Transaction Agreement, dated as of February 16, 2007 (the “Transaction Agreement”), pursuant to which, among other things, Compass would become a wholly owned subsidiary of BBVA (the “Transaction”).

Subject to the terms and conditions of the Transaction Agreement, each holder of Compass common stock will have the right, subject to proration, to elect to receive, for each such share of Compass common stock, 2.8 BBVA American Depositary Shares (or, if determined by BBVA to be reasonably practical, 2.8 BBVA ordinary shares) or $71.82 in cash.

The Transaction Agreement contains customary representations, warranties and covenants of Compass and BBVA, including, among others, covenants to conduct their respective businesses in the ordinary course during the interim period between the execution of the Transaction Agreement and consummation of the Transaction and to maintain and preserve their respective business organizations and relationships during such period. The Boards of Directors of Compass and BBVA have unanimously approved the Transaction and both companies have agreed to submit the Transaction to their respective stockholders for the requisite approval. Compass has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Transaction is subject to customary conditions, including (i) receipt of the necessary approvals of the holders of Compass common stock and of the holders of BBVA ordinary shares, (ii) receipt of regulatory approvals, and (iii) absence of any law or order prohibiting the closing. In addition, each party's obligation to consummate the Transaction is subject to certain other conditions, including (i) subject to certain exceptions and an overall material adverse effect standard, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants and (iii) the delivery of customary tax opinions from counsel to Compass and counsel to BBVA.

The Transaction Agreement contains certain termination rights for both Compass and BBVA and further provides that, upon termination of the Transaction Agreement under specified circumstances, Compass or BBVA may be required to pay the other party a termination fee of $385 million.

The foregoing description of the Transaction and the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference.

The Transaction Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Compass and BBVA. The Transaction Agreement contains representations and warranties each of Compass and BBVA made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Transaction Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Transaction Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

D. Paul Jones, Jr. Employment Agreement

In connection with the execution of the Transaction Agreement, Compass and BBVA entered into an employment agreement with D. Paul Jones, Jr., Compass’ Chairman and Chief Executive Officer, with an eighteen-month term commencing upon completion of the Transaction. The agreement would supersede Mr. Jones’s existing agreement with Compass. During the employment period, Mr. Jones would serve as (i) Chief Executive Officer of Compass, (ii) Chief Executive Officer of the bank that results from the intended combination of BBVA’s three subsidiary banks in Texas with Compass Bank following the transaction (the “Bank”) and (iii) a member of the boards of directors of both the Bank and BBVA USA. During the employment period, Mr. Jones would receive an annual base salary of no less than $1.1 million and his target annual bonus would be no less than 250% of his annual base salary, although for the 2007 fiscal year his annual bonus would be guaranteed at this level. An award of restricted stock (each with a grant date value equal to three times his annual base salary) would be granted on each of the date of completion of the Transaction and the one-year anniversary thereof, with each award vesting in monthly installments during the 18-month period after the date of grant, subject to full vesting if Mr. Jones’s employment is terminated due to his death or disability, without “cause” or by Mr. Jones for “good reason”. Mr. Jones would be entitled to employee benefits, fringe benefits and perquisites on a basis no less favorable than those provided to him immediately prior to entry into the agreement, including the continuation of the Compass Special Supplemental Retirement Plan and Compass' deferred compensation plans. On January 1, 2008, or such earlier date as permitted under Section 409A of the Internal Revenue Code, Mr. Jones would be paid the change-in-control cash severance benefits under his existing employment agreement with Compass (based on his 2007 guaranteed bonus ).

If, during the agreement term, Mr. Jones’s employment is terminated without “cause” or by Mr. Jones for “good reason”, Mr. Jones would be paid a lump sum cash payment equal to the sum of (i) accrued obligations, including a pro-rata bonus for the year of termination (based on his 2007 fiscal year guaranteed bonus) and (ii) the sum of his base salary and guaranteed bonus, multiplied by the greater of one and the number of months remaining from the date of termination until the 18-month anniversary of completion of the Transaction. In addition, upon such a termination (i) all equity or cash long-term incentive awards (including the restricted stock) would vest in full and (ii) Mr. Jones would be entitled to continued welfare benefits for the period of time equal to the severance multiple and thereafter to continued healthcare benefits for life (which he is also entitled to upon his retirement or termination due to disability). Consistent with the existing agreements with Compass, the agreement provides for a full excise tax gross up in respect of any payments and benefits received in connection with a change in control that exceed the limit under Section 280G of the Internal Revenue Code. Mr. Jones is subject to a standard ongoing confidentiality obligation and non-solicitation and non-competition restrictions during the employment period and for one year thereafter.

The foregoing description of the employment agreement with Mr. Jones does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is attached hereto as Exhibit 10.1, and is incorporated into this report by reference.

Employment Agreements with Other Covered Executives

In connection with the execution of the Transaction Agreement, Compass and BBVA entered into employment agreements with each of Garrett R. Hegel, James D. Barri, Clayton D. Pledger and G. Ray Stone (collectively, the “Covered Executives”), with three-year terms commencing upon completion of the Transaction. The agreement would supersede each Covered Executive’s existing agreement with Compass. Pursuant to their employment agreements, Messrs. Hegel, Barri, Pledger and Stone would respectively serve as Compass’ Chief Financial Officer, Executive Vice President – Retail Banking, Chief Information Officer and Senior Executive Vice President – Chief Credit Policy Officer, after completion of the Transaction. During their employment periods, the Covered Executives would each receive an annual base salary that is at least equal to their annual base salary as of the date of entry into the agreement and would have a target annual bonus of no less than 100% of his respective annual base salary, although for the 2007 fiscal year the annual bonus of each executive would be guaranteed at this level. Each Covered Executive is also eligible to receive a cash retention bonus (generally equal to three times the sum of the Covered Executive’s annual base salary and target annual bonus), forty percent of which would vest and be paid on the second anniversary of the completion of the Transaction and the remaining sixty percent of which would vest and be paid on the third anniversary of the completion of the Transaction, subject to accelerated vesting and payment upon a Covered Executive’s death or disability. During their respective employment periods, each Covered Executive would generally be entitled to employee benefits, fringe benefits and perquisites on a basis no less favorable in the aggregate than those provided to him immediately prior to entry into the agreement. On January 1, 2008, or such earlier date as permitted under Section 409A of the Internal Revenue Code, each Covered Executive would be paid the change-in-control cash severance benefits under his existing employment agreement with Compass (based on his 2007 guaranteed bonus).

If, during the agreement term, a Covered Executive’s employment is terminated without “cause” or by the Covered Executive for “good reason”, the Covered Executive would be paid a lump sum cash payment equal to the sum of (i) accrued obligations, including a pro-rata bonus for the year of termination (based on the higher of his target bonus and prior year’s annual bonus) and (ii) an amount equal to three times the sum of his base salary and the bonus amount determined above, less any portion of the retention bonus previously paid. In addition, upon such a termination a Covered Executive would receive (i) age and service credit equal to the period remaining from the date of termination until the three-year anniversary of completion of the Transaction for purposes of calculating his benefits under the nonqualified retirement plans in effect at the time of termination and (ii) continued welfare benefits until the third anniversary of completion of the Transaction (which are also provided upon termination without good reason or due to disability). Consistent with the existing agreements with Compass, the agreements provide for a full excise tax gross up in respect of any payments and benefits received in connection with a change in control that exceed the limit under Section 280G of the Internal Revenue Code. Each Covered Executive would be subject to a standard ongoing confidentiality obligation and non-solicitation and non-competition restrictions during the employment period and for either one or two years thereafter depending upon the date of termination of employment.

The foregoing description of the employment agreements with the Covered Executives does not purport to be complete and is qualified in its entirety by reference to the form of employment agreement with the Covered Executives, which is attached hereto as Exhibit 10.2, and is incorporated into this report by reference.

Additional Information About this Transaction

In connection with the proposed transaction, BBVA will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-4 that will include a proxy statement of Compass that also constitutes a prospectus of BBVA. Compass will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Compass and BBVA with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Compass’ website at www.compassbank.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

Participants in this Transaction

Compass, BBVA and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Compass’ executive officers and directors in Compass’ definitive proxy statement filed with the SEC on March 17, 2006. You can find information about BBVA’s executive officers and directors in BBVA’s Form 20-F filed with the SEC on July 7, 2006. You can obtain free copies of these documents from Compass or BBVA using the contact information above.

Forward-Looking Statements

Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. Compass cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Compass and BBVA, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Compass stockholders or BBVA shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; exchange rate risks; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Compass’ and BBVA’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. Compass disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the employment agreements with D. Paul Jones, Jr. and the Covered Executives set forth under Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No. Description of Exhibit

2.1	Transaction Agreement, dated as of February 16, 2007, between Compass Bancshares, Inc. and Banco Bilbao Vizcaya Argentaria, S.A.

10.1	Employment Agreement, dated as of February 16, 2007, among Compass Bancshares, Inc., Banco Bilbao Vizcaya Argentaria, S.A. and D. Paul Jones, Jr.

10.2	Form of Employment Agreement, dated as of February 16, 2007, among Compass Bancshares, Inc., Banco Bilbao Vizcaya Argentaria, S.A. and each of the Covered Executives

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANCSHARES, INC.
Dated: February 21, 2007	By: /s/Kirk P. Pressley
Kirk P. Pressley
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Description of Exhibit

2.1	Transaction Agreement, dated as of February 16, 2007, between Compass Bancshares, Inc. and Banco Bilbao Vizcaya Argentaria, S.A.

10.1	Employment Agreement, dated as of February 16, 2007, between Compass Bancshares, Inc., Banco Bilbao Vizcaya Argentaria, S.A. and D. Paul Jones, Jr.

10.2	Form of Employment Agreement, dated as of February 16, 2007, among Compass Bancshares, Inc., Banco Bilbao Vizcaya Argentaria, S.A. and each of the Covered Executives